Exhibit 4.7

CYRUSONE LP
CYRUSONE FINANCE CORP.
AND EACH OF THE GUARANTORS PARTY HERETO
6.375% SENIOR NOTES DUE 2022
__________________

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF MARCH 17, 2017
__________________

WELLS FARGO BANK, N.A.

Trustee

This THIRD SUPPLEMENTAL INDENTURE, dated as of March 17, 2017 (this “Third Supplemental Indenture”), is entered into by and between CyrusOne LP, a Maryland limited partnership (the “Company”), and CyrusOne Finance Corp., a Maryland corporation (“Finance Corp.”, and together with the Company, the “Issuers”), the Persons listed on Exhibit A hereto (the “Guarantors”) and Wells Fargo Bank, N.A., as trustee under the Indenture referred to below (the “Trustee”).
RECITALS
WHEREAS, the Issuers, the Guarantors thereto and the Trustee entered into the Indenture, dated as of November 20, 2012 (the “Original Indenture,” as supplemented by the First Supplemental Indenture, dated as of July 1, 2015 (the “First Supplemental Indenture”) and the Second Supplemental Indenture, dated as of July 2, 2015 (the “Second Supplemental Indenture”) and as further amended or supplemented from time to time, the “Indenture”), providing for the issuance of 6.375% Senior Notes due 2022 in an aggregate principal amount equal to $625,000,000 (the “Notes”);
WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Issuers, the Guarantors and the Trustee may amend certain terms of the Indenture with the consent of the Holders (as defined in the Indenture) of at least a majority in aggregate principal amount of the then outstanding Notes;

WHEREAS, the Issuers have offered to purchase for cash all of the Notes and have solicited consents to certain amendments to the Indenture (the “Proposed Amendments”) pursuant to the Issuers’ Offer to Purchase and Consent Solicitation Statement dated as of March 2, 2017 (the “Tender Offer and Solicitation”);

WHEREAS, the Issuers have obtained the written consent to the Proposed Amendments to the Indenture from the Holders of a majority in aggregate principal amount of the outstanding Notes;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company has requested the Trustee to enter into the execution and delivery of this Supplemental Indenture; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties thereto and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Issuers, the Guarantors and the Trustee hereby agree, for the equal and ratable benefit of all Holders, as follows:

ARTICLE 1
INTERPRETATION
Section 1.01    To Be Read With the Original Indenture.
This Third Supplemental Indenture is supplemental to the Original Indenture, and the Original Indenture (as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture) and this Third Supplemental Indenture shall hereafter be read together and shall have effect, so far as practicable, with respect to the Notes as if all the provisions of the Original Indenture (as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture) and this Third Supplemental Indenture were contained in one instrument.
Section 1.02    Capitalized Terms.
All capitalized terms used but not defined in this Third Supplemental Indenture shall have the meanings ascribed to such terms in the Original Indenture (as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture).
ARTICLE 2
AMENDMENTS
Section 2.01    Amendments.

(a)	The phrase “at least 30 days but nor more than 60 days before” in Section 3.03 of the Indenture is hereby restated as “at least three Business Days before”.

(b)	Each occurrence of the phrase “upon not less than 30 nor more than 60 days’ notice” in Section 3.07 of the Indenture is hereby restated as “upon not less than three Business Days’ notice”.

(c)	Each of Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.18, 4.19 and 5.01 of the Indenture shall be amended and restated in their entirety to read as follows:
“Section 4.03 [Intentionally Omitted]”

“Section 4.04 [Intentionally Omitted]”

“Section 4.07 [Intentionally Omitted]”

“Section 4.08 [Intentionally Omitted]”

“Section 4.09 [Intentionally Omitted]”

“Section 4.10 [Intentionally Omitted]”

“Section 4.11 [Intentionally Omitted]”

“Section 4.12 [Intentionally Omitted]”

“Section 4.13 [Intentionally Omitted]”

“Section 4.15 [Intentionally Omitted]”

“Section 4.16 [Intentionally Omitted]”

“Section 4.18 [Intentionally Omitted]”

“Section 4.19 [Intentionally Omitted]”

“Section 5.01 [Intentionally Omitted]”

(d)	Section 6.01 of the Indenture shall be amended and restated in its entirety to read as follows:
“Section 6.01 Events of Default.
Each of the following is an “Event of Default”:
(1) (A) default in the payment of principal of, or premium, if any, on any Note when it is due and payable at maturity, upon acceleration, redemption or otherwise or (B) any default in the performance or breach of Section 3.09;
(2) default in the payment of interest on any Note when it is due and payable, and such default continues for a period of 30 days;
(3) [Intentionally Omitted];
(4) [Intentionally Omitted];
(5) [Intentionally Omitted];
(6) [Intentionally Omitted];
(7) a court having jurisdiction enters a decree or order for:
(A) relief in respect of Holdings, CyrusOne GP or an Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;
(B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Holdings, CyrusOne GP or an Issuer or for all or substantially all of the property and assets of Holdings or an Issuer; or

(C) the winding up or liquidation of the affairs of Holdings, CyrusOne GP or an Issuer and, in each case, such decree or order remains unstayed and in effect for a period of 60 consecutive days;
(8) Holdings, CyrusOne GP or an Issuer:
(A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law;
(B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Holdings or an Issuer or for all or substantially all of the property and assets of Holdings, CyrusOne GP or an Issuer;
(C) effects any general assignment for the benefit of its creditors; or
(9) any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or any Guarantor notifies the Trustee in writing that it denies or disaffirms its obligations under its Note Guarantee.”

(e)	The Indenture is hereby amended by deleting from the Indenture any definitions set forth in Section 1.01 for defined terms that are used solely in sections deleted by this Supplemental Indenture.

(f)
The Indenture is hereby amended by deleting from the Indenture any section references to Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.18, 4.19, 5.01 and clauses (3), (4), (5) and (6) of Section 6.01

(g)
All references in the Indenture to Sections 3.03, 3.07, 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.18, 4.19, 5.01 and 6.01 shall mean references to such sections as amended by this Supplemental Indenture.

(h)
Any of the terms or provisions present in the Notes that relate to any of the provisions of the Original Indenture amended by Article 2 of this Supplemental Indenture shall also be amended so as to be consistent with the amendments made in this Supplemental Indenture.

ARTICLE 3
MISCELLANEOUS
Section 3.01    Ratification of Indenture.
The Original Indenture as supplemented by this Third Supplemental Indenture is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

Section 3.02    Effective Time.
This Third Supplemental Indenture shall become effective upon execution hereof by the Trustee, the Issuers and the Guarantors. Article 2 of this Third Supplemental Indenture shall not become operative until the opening of business on the day on which the Issuers give written notice to the Trustee, as depositary, that the Notes tendered by the Holders pursuant to the Tender Offer have been accepted for payment.

Section 3.03    Governing Law.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE, THE NEW NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 3.04    Counterparts.
The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of signed copies of this Supplemental Indenture by emailed portable document format (.pdf) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and such copies may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by portable document format (.pdf) shall be deemed to be their original signatures for all purposes.
Section 3.05    Trustee.
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CyrusOne LP
By: CyrusOne GP, as the sole general partner By: CyrusOne Inc., as the sole trustee
By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President and Chief Financial Officer

CyrusOne Finance Corp.
By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS

Cervalis LLC
By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President and Chief Financial Officer

Cervalis Holdings LLC
By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President and Chief Financial Officer

CyrusOne Inc.
By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President and Chief Financial Officer

CyrusOne GP
By: CyrusOne Inc., as the sole trustee
By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President and Chief Financial Officer

CyrusOne TRS Inc.
By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President and Chief Financial Officer

Cyrus One Foreign Holdings LLC
By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President and Chief Financial Officer

CyrusOne LLC
By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President and Chief Financial Officer

CyrusOne-NC LLC
By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President and Chief Financial Officer

CyrusOne-NJ LLC
By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President and Chief Financial Officer

TRUSTEE: WELLS FARGO BANK, N.A.
By: /s/ John C. Stohlmann
Name: John C. Stohlmann Title: Vice President

Exhibit A
Guarantors
Cervalis LLC
Cervalis Holdings LLC
CyrusOne Inc.
CyrusOne GP
CyrusOne TRS Inc.
Cyrus One Foreign Holdings LLC
CyrusOne LLC
CyrusOne-NC LLC
CyrusOne-NJ LLC